EXHIBIT 99.1

Team, Inc. Reports First Quarter 2014 Results; Reduces FY2014 Guidance; Board Authorizes Initial $25 Million Stock Repurchase Program

SUGAR LAND, Texas, Oct. 1, 2013 (GLOBE NEWSWIRE) -- Team, Inc. (NYSE:TISI) today announced financial results for the fiscal year 2014 first quarter ended August 31, 2013. Team reported net income available to shareholders, adjusted for non-routine severance costs, of $5.0 million ($0.23 per diluted share), versus net income available to shareholders of $7.6 million ($0.36 per diluted share) for the prior year first quarter. Revenues for the current year quarter were $174 million, an 8% increase compared to revenues of $161 million for the prior year quarter.

Team has also revised its full fiscal year 2014 earnings guidance to a lower range of $1.55 to $1.85 per share. The revised revenue guidance for the year is now $765 million to $790 million.

Key Points

  Quest Integrity Group's ("Quest") seasonally weak first quarter performance was the primary driver of Team's lower earnings in the quarter:
  -- Quest's operating profit was $3.7 million less than the prior year quarter, impacting earnings by approximately $0.11 per share.
  -- Quest's performance reflects some material project delays into the upcoming quarters plus expanded spending rates to support future business growth
  Quest's full fiscal year 2014 prospects remain very attractive with expected growth in revenue and profit to be in line with its historical performance.
  Inspection & Heat Treating and Mechanical Services combined business segment revenues grew approximately 10% in the quarter, while combined operating profits in these business segments declined slightly due to lower gross margins.
  Near-term pressures on margins are the primary reason for our lowered earnings guidance for the year.
  We are announcing a stock repurchase program effective immediately with an initial authorization of $25 million.

"We remain confident of our long-term growth and performance potential in spite of the near-term margin head-winds and the slow start for Quest. The initial $25 million stock repurchase program approved by our Board of Directors reflects this confidence," said Phil Hawk, Team's Chairman and Chief Executive Officer.

Authorization for Stock Repurchase Plan

Team's Board of Directors has authorized the repurchase, in open market transactions, of up to an initial $25 million of Team common stock effective immediately. Based upon the current market share price, the stock repurchase plan represents approximately 3% of Team's issued and outstanding shares.

GAAP Earnings

The adjusted net income available to shareholders for the current year quarter excludes $0.7 million in pre-tax, non-routine severance costs associated with the business unit realignment previously announced. Including these costs, net income available to shareholders in accordance with generally accepted accounting principles was $4.5 million, or $0.21 per diluted share. A reconciliation of net income available to shareholders, reported in accordance with generally accepted accounting principles, to adjusted net income available to shareholders is contained in the tables below.

Earnings Conference Call

In connection with this earnings release, Team will hold its quarterly conference call on Wednesday, October 2, 2013 at 8:00 a.m. Central Time (9:00 a.m. Eastern). The call will be broadcast over the Web and can be accessed on Team's Website, www.teamindustrialservices.com. Individuals wishing to participate in the conference call by phone may call 877-415-3181 and use conference code 36931088 when prompted.

About Team, Inc.

Headquartered near Houston, Texas, Team Inc. is a leading provider of specialty industrial services, including inspection and assessment, required in maintaining and installing high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries. Team offers these services in over 125 locations throughout the world. Team's common stock is traded on the New York Stock Exchange under the ticker symbol "TISI".

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995. We have made reasonable efforts to ensure that the information, assumptions and beliefs upon which this forward-looking information is based are current, reasonable and complete. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company's Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein will occur or that objectives will be achieved.  We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the company, whether as a result of new information, future events or otherwise.

TEAM, INC. AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(in thousands, except per share data)

	Three Months Ended
	August 31
	2013	2012
	(unaudited)	(unaudited)
Revenues	$ 174,311	$ 161,492
Operating expenses	125,314	111,956
Gross margin	48,997	49,536

Selling, general and administrative expenses	41,335	37,074
Earnings from unconsolidated affiliates	443	362
Operating income	8,105	12,824

Foreign currency loss	390	74
Interest expense, net	608	599
Earnings before income taxes	7,107	12,151

Provision for income taxes	2,630	4,496
Net income	4,477	7,655

Less: Income attributable to non-controlling interest	(33)	94
Net income available to common shareholders	$ 4,510	$ 7,561

Earnings per common share:
Basic	$ 0.22	$ 0.38
Diluted	$ 0.21	$ 0.36

Weighted average number of shares outstanding:
Basic	20,503	19,874
Diluted	21,399	20,866

TEAM, INC. AND SUBSIDIARIES
ADDITIONAL FINANCIAL INFORMATION
(in thousands, except per share data)

	Three Months Ended
	August 31
	2013	2012
	(unaudited)	(unaudited)

Adjusted Net income:
Net income available to shareholders	$ 4,510	$ 7,561
Non-routine severance costs	742	--
Tax impact of adjustments	(275)	--
Adjusted net income available to shareholders	$ 4,977	$ 7,561

Adjusted Net income per common share:
Basic	$ 0.24	$ 0.38
Diluted	$ 0.23	$ 0.36

Adjusted EBITDA:
Operating income ("EBIT")	$ 8,105	$ 12,824
Non-routine severance costs	742	--
Adjusted EBIT	8,847	12,824
Depreciation and amortization	5,383	4,573
Non-cash compensation costs	870	883
Adjusted EBITDA	$ 15,100	$ 18,280

Segment Data:
Revenues:
IHT	$ 95,833	$ 82,210
MS	65,769	65,327
Quest	12,709	13,955
	$ 174,311	$ 161,492

Adjusted EBIT:
IHT	$ 10,183	$ 9,659
MS	6,801	7,244
Quest	(696)	3,021
Corporate and shared support	(7,441)	(7,100)
	$ 8,847	$ 12,824

Revenues by Service Type:
Inspection and assessment	$ 88,585	$ 78,042
Turnaround	45,642	49,262
On-stream services	40,084	34,188
	$ 174,311	$ 161,492

TEAM, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED BALANCE SHEET INFORMATION
AUGUST 31, 2013 AND MAY 31, 2013
(in thousands)

	August 31,	May 31,
	2013	2013
	(unaudited)

Current assets	$ 239,242	$ 246,918

Property, plant and equipment, net	76,724	74,939

Other non-current assets	149,424	138,346

Total assets	$ 465,390	$ 460,203

Current liabilities	$ 56,042	$ 72,804

Long term debt net of current maturities	88,178	72,946

Other non-current liabilities	23,772	22,263

Stockholders' equity	297,398	292,190

Total liabilities and stockholders' equity	$ 465,390	$ 460,203

TEAM, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED CASH FLOW INFORMATION
AUGUST 31, 2013 AND AUGUST 31, 2012
(in thousands)

	Three Months Ended
	August 31
	2013	2012
	(unaudited)	(unaudited)
Net income	$ 4,477	$ 7,655

Depreciation, amortization and non-cash share-based compensation expense	6,253	5,456

Working capital changes	(12,667)	(7,464)

Other items affecting operating cash flow	1,983	978

Net cash provided by operating activities	$ 46	$ 6,625

Capital expenditures	(6,223)	(5,729)

Cash used for business acquisitions, net	(9,781)	(2,697)

Other items affecting investing cash flow	148	(70)

Net cash used in investing activities	($15,856)	($8,496)

Borrowings of debt, net	14,870	1,050

Cash associated with share-based payment arrangements, net	638	862

Net cash provided by financing activities	$15,508	$1,912

Effect of exchange rate changes	(227)	196

Change in cash and cash equivalents	$ (529)	$ 237

CONTACT: Ted W. Owen
         (281) 331-6154